Exhibit 99.1
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08 Bermuda
archcapgroup.com

PRESS RELEASE

ARCH CAPITAL GROUP LTD. APPOINTS
MORIA KILCOYNE AND THOMAS WATJEN TO BOARD OF DIRECTORS

PEMBROKE, BERMUDA, November 21, 2019 — Arch Capital Group Ltd. [NASDAQ: ACGL] today announced that Moira Kilcoyne and Thomas Watjen will be appointed to the Company’s Board of Directors, effective Jan. 1, 2020.
Ms. Kilcoyne is a 30+ year technology industry veteran with extensive financial services experience including serving as Co-Chief Information Officer (CIO) of Morgan Stanley, where she sat on the firm’s Management Committee. Prior to becoming CIO, Ms. Kilcoyne held a number of senior technology roles within Morgan Stanley. She currently serves on the boards of directors of Quilter plc, an asset management and custody bank, and Citrix Systems, a networking and analytics solutions company. She is also a Trustee of Manhattan College.
Mr. Watjen has extensive experience in the insurance sector, having spent over 20 years at Unum Group, including 12 as President and CEO of Unum and its predecessor, The Provident Companies. He has significant board experience including his current position on the board of Prudential plc and previously held positions on the boards of SunTrust Bank and the Unum Group.
Jack Bunce, Chairman of ACGL’s Nominating and Governance Committee said, “Tom’s perspective from having been CEO of a large, publicly traded insurance company and Moira’s experience leading a global IT group for a well-known financial services company enhance the overall capabilities of our board. Their insights can only help increase our effectiveness.”
“We’re happy to be able to add two individuals of the caliber of Tom and Moira to our Board of Directors,” said John Pasquesi, Chairman of the Board of Directors of ACGL. “They bring well-established credentials and we look forward to hearing their viewpoints and benefitting from their contributions for years to come.”
About Arch Capital Group Ltd.
Arch Capital Group Ltd., a Bermuda-based company with approximately $12.89 billion in capital at September 30, 2019, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.
Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward–looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward–looking statements.

Forward–looking statements can generally be identified by the use of forward–looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward−looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.
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Contact:
Arch Capital Group Ltd.
François Morin
(441) 278-9250